Exhibit 10.14

C3.AI, INC.
COMMON STOCK PURCHASE AGREEMENT
November 27, 2020

i

8.2	Survival of Warranties	8
8.3	Successors and Assigns	8
8.4	Governing Law	8
8.5	Counterparts	8
8.6	Notices	8
8.7	Brokers or Finders	8
8.8	Amendments and Waivers	9
8.9	Severability	9
8.10	Corporate Securities Law	9
8.11	Entire Agreement	9
8.12	Specific Performance	9
ii

C3.AI, INC.
COMMON STOCK PURCHASE AGREEMENT
THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of November 27, 2020, by and among C3.ai, Inc., a Delaware corporation (the “Company”) and Microsoft Corporation, a Washington corporation (the “Investor”).
THE PARTIES HEREBY AGREE AS FOLLOWS:
1.Purchase and Sale of Stock.
1.1Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, and the Company agrees to sell and issue to the Investor, the Shares (as defined below) at a price per share equal to the per share initial public offering price (before underwriting discounts and expenses) in the Qualified IPO (as defined below) (the “IPO Price”). “Shares” shall mean the number of shares of Class A Common Stock of the Company (the “Common Stock”), equal to $50,000,000.00 divided by the IPO Price, rounded down to the nearest whole share (with the total purchase price correspondingly reduced for such fractional share amount). “Qualified IPO” shall mean the issuance and sale of shares of the Common Stock by the Company, pursuant to an Underwriting Agreement to be entered into by and among the Company and certain underwriters (the “Underwriters”), in connection with the Company’s initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-250082) (the “Registration Statement”) and/or any related registration statements (the “Underwriting Agreement”).
1.2Closing. The purchase and sale of the Shares shall take place at the location and at the time immediately subsequent to the closing of the Qualified IPO (which time and place are designated as the “Closing”). At the Closing, the Investor shall make payment of the purchase price of the Shares by wire transfer in immediately available funds to the account specified by the Company against delivery to the Investor of the Shares registered in the name of the Investor, which Shares shall be uncertificated shares.
1.3Registration Rights. At the Closing, in connection with the purchase of the Shares, the Company’s Amended and Restated Registration Rights Agreement dated August 15, 2019 by and among the Company and the stockholders of the Company listed thereto (the “Existing Rights Agreement”), shall, pursuant to Section 3.5 of the Existing Rights Agreement, be amended, in substantially the form attached hereto as Exhibit A (the “Rights Agreement Amendment” and, together with the Existing Rights Agreement, the “Rights Agreement”).
3.Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that as of the date hereof and as of the date of the Closing:
3.1Organization, Good Standing and Qualification.
(a)The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.
(b)The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing, except where the failure to so qualify or be in good standing would not be material and adverse to the Company.

3.2Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and, subject to obtaining the requisite stockholder approval for the Rights Agreement Amendment, the Rights Agreement Amendment, the performance of all obligations of the Company under this Agreement and the Rights Agreement Amendment, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes and as of the Closing, the Rights Agreement Amendment and the Rights Agreement, constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.
3.3Valid Issuance of Common Stock. The Shares being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws or as contemplated hereby or by the Rights Agreement.
3.4Compliance with Other Instruments.
(a)The Company is not in violation or default of any provision of its Amended and Restated Certificate of Incorporation, or Amended and Restated Bylaws.
(b)Except as would not be material to the Company, the Company is not in violation or default in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Rights Agreement Amendment, and the consummation of the transactions contemplated by this Agreement and the Rights Agreement Amendment will not result in any material violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.
3.5Description of Capital Stock. As of the date of the Closing, the statements set forth in the Time of Sale Prospectus (as defined in the Underwriting Agreement) and Prospectus (as defined in the Underwriting Agreement) under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Company’s capital stock, are accurate, complete and fair in all material respects.
3.6.Registration Statement. To the Company’s knowledge, the Registration Statement as presently filed with United States Securities and Exchange Commission (the “SEC”), and any amendment thereto, including any information deemed to be included therein pursuant to the rules and regulations of the SEC promulgated under the Securities Act of 1933, as amended (the “Securities Act”), complied (or, in the case of amendments filed after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and did not (or, in the case of amendments filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any preliminary prospectus included in the Registration Statement or any amendment thereto, any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
3.7Brokers or Finders. The Company has not engaged any brokers, finders or agents such that the Investor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.
3.8Private Placement. Assuming the accuracy of the representations, warranties and covenants of the Investor set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor under this Agreement.
3.9Other Agreements. All Common Stock Purchase Agreements (or similar agreement(s)) entered into by the Company with other purchaser(s) of Common Stock of the Company in private placements made in connection with the Qualified IPO (the “Major Purchasers”): (i) contain market stand-off and lock-up provisions on terms no more favorable to such purchaser(s) in connection with the Qualified IPO than those provided in Section 4.10 hereunder, and (ii) contain standstill provisions on terms no more favorable to such purchaser(s) in connection with the Qualified IPO than those provided in Section 4.11 hereunder.
4.Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants that as of the date hereof and as of the date of the Closing:
4.1Organization, Good Standing and Qualification. The Investor is a corporation duly organized, validly existing and in good standing under the laws of Washington.
4.2Authorization. The Investor has full power and authority to enter into this Agreement and the Rights Agreement, and each such agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.
4.3Purchase Entirely for Own Account. By the Investor’s execution of this Agreement, the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.
4.4Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.
4.5Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Investor also represents it has not been organized for the purpose of acquiring the Shares.
4.6Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect.
4.7Brokers or Finders. The Investor has not engaged any brokers, finders or agents such that the Company will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.
4.8Restricted Securities The Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
4.9Legends. The Investor understands that the Shares may bear one or all of the following legends:
(a)“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM). INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”
(b)“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A 365-DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. AS A RESULT OF SUCH AGREEMENT,

THESE SECURITIES MAY NOT BE TRADED PRIOR TO 365 DAYS AFTER THE EFFECTIVE DATE OF ANY PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.”
(c)Any legend required by applicable state “blue sky” securities laws, rules and regulations.
Following the expiration of the Market Stand-Off Period (as defined below), in the event that the Market Stand-Off Shares become registered under the Securities Act or are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall (x) instruct the Company’s transfer agent to issue new uncertificated (book-entry) instruments representing such Market Stand-Off Shares, which shall not contain such portion of the above legend that is no longer applicable, (y) take all actions with the Company’s transfer agent reasonably requested by the Investor to permit such un-legended Market Stand-Off Shares to be deposited into the account specified by the Investor to the Company in writing, and (z) instruct the Company’s transfer agent to cause such Market Stand-Off Shares to be assigned the same CUSIP as the shares of Class A Common Stock that are then traded on the principal stock exchange on which the shares of Class A Common Stock are then listed; provided that, (1) the Investor (or the Designee, as applicable) surrenders to the Company the previously issued uncertificated (book-entry) instruments representing the Market Stand-Off Shares and (2) the Investor (or the Designee, as applicable) delivers a customary representation letter requested by the Company’s transfer agent.
4.10Market Stand-Off Agreement; Lock-Up Agreement. The Investor hereby agrees that it shall not sell or otherwise transfer or dispose of the Shares, other than to donees, partners or Affiliates (as defined below) of the Investor who agree to be similarly bound, for 365 days following the effective date of the Qualified IPO (the “Market Stand-Off Period”). In order to enforce this covenant, the Company shall have the right to place restrictive legends on the book-entry accounts representing the Shares and to impose stop transfer instructions with respect to the Shares until the end of such period. The provisions of this Section 4.10 shall not apply to shares acquired in market purchases (subject to Section 4.11) following the Qualified IPO. In addition, the Investor hereby confirms that it has executed and delivered to the Underwriters the lock-up agreement provided by the Company (the “Lock-Up Agreement”). The Lock-Up Agreement is in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect, including with respect to the Shares. For purposes of this Agreement, the term “Affiliates” means any individual or entity that directly or indirectly controls, is controlled by, or is under common control with the individual or entity in question.
4.11Standstill. Unless approved in advance in writing by the board of directors of the Company, the Investor agrees that, neither they nor any of their Representatives (as defined below) acting on behalf of or in concert with the Investor will, until 365 days following the effective date of the Qualified IPO (“Standstill Expiration”), directly or indirectly:
(a)Make any statement or proposal to any of the Company’s directors, officers, attorneys, or financial advisors or any persons known to the Investor to be one of the Company’s stockholders (other than a private communication with one or more members of the board of directors or executive officers of the Company) regarding, or make any public announcement, proposal, or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended) with respect to, or otherwise solicit, seek, or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media) (i) any business combination, merger, tender offer, exchange offer, or similar transaction involving the Company or any of its subsidiaries, including any restructuring, recapitalization, liquidation, or similar transaction undertaken in connection with any of the foregoing, (ii) any acquisition of any of the Company’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the

Company’s loans, debt securities, equity securities, or assets, other than (A) equity securities acquired from the Company in exchange for equity securities of the Company currently held by the Investor (subject to any agreement restricting such exchange entered into by the Investor) and (B) the acquisition of the Shares as contemplated by this Agreement, (iii) any proposal to seek representation on the board of directors of the Company or otherwise seek to control or influence the management, board of directors, or policies of the Company, or (iv) any proposal, arrangement, or other statement that is inconsistent with the terms of this Agreement, including this Section 4.11;
(b)acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any loans, debt securities, equity securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interest in any of the Company’s loans, debt securities, equity securities, or assets, other than (i) equity securities acquired from the Company in exchange for equity securities of the Company currently held by the Investor (subject to any agreement restricting such exchange entered into by the Investor), any of the direct and indirect subsidiaries of the Investor or any of the officers or directors of the Investor; (ii) the acquisition of the Shares as contemplated by this Agreement; (iii) the acquisition of equity securities of the Company in the open market such that the aggregate holdings of the Investor and its Affiliates is less than 10% of the outstanding Class A common stock of the Company; and (iv) interests in loans, debt securities, equity securities, or assets of the Company that the Investor may hold indirectly by reason of its holdings in third-party investment funds not Affiliated with the Investor or its Affiliates.
(c)instigate, encourage, or assist any third party (including forming a “group” with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in Section 4.11(a) or Section 4.11(b); or
(d)take any action that would reasonably be expected to require the Company or any of its Affiliates to make a public announcement regarding any of the actions set forth in Section 4.11(a) or Section 4.11(b).
For purposes of this Section 4.11, the term “Representatives” means the direct and indirect subsidiaries of the Investor, the officers or directors of the Investor, and all agents acting at the direction of an officer or director of the Investor, including, without limitation, attorneys, financial advisors, and accountants.
4.12Regulatory Matters. The Investor has no intention of participating in the formulation, determination, or direction of the basic business decisions of the Company and so qualifies for the “solely for the purpose of investment exemption” in 16 C.F.R. § 802.9.
4.13Waiver, Amendment or Termination of Market Stand-Off Agreement; Lock-Up Agreement or Standstill. If the Company waives or terminates any of the restrictions set forth in (i) Section 4.10 or (ii) Section 4.11, in each case, with respect to any other Major Purchaser, whether in whole or in part (a “Triggering Release”), the applicable provisions of this Agreement shall be automatically waived or terminated, as applicable, to the same extent and on the same terms with respect to the same pro rata percentage of the Shares of the Investor as the percentage of securities being released in the Triggering Release represent with respect to the securities held by the applicable Major Purchaser.
5.Conditions of the Investor’s Obligations at Closing. The obligations of the Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

5.1Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing.
5.2Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement.
5.3Rights Agreement Amendment. The Rights Agreement Amendment shall have been executed and delivered by the Company and the other parties to the Existing Rights Agreement sufficient to amend the Existing Rights Agreement pursuant to Section 3.5 thereof.
5.4Absence of Injunctions, Decrees, Etc. During this period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.
6.Conditions of the Company’s Obligations at Closing. The obligations of the Company under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.
6.1Representations, Warranties and Covenants. The representations, warranties and covenants of the Investor contained in Section 4 shall be true on and as of the Closing.
6.2Absence of Injunctions, Decrees, Etc. During this period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.
6.3Governmental Approvals. The Company and the Investor shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the transactions contemplated by this Agreement. All applicable waiting periods under the HSR Act or applicable foreign antitrust laws shall have expired or early termination of such waiting periods shall have been granted.
7.Termination. This Agreement shall terminate (a) at any time upon the written consent of the Company and the Investor, (b) upon the withdrawal by the Company of the Registration Statement, or (c) on March 31, 2021 if the Closing has not occurred.
8.Miscellaneous.
8.1Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Investor has made or proposes to make an investment in the Company, except as may be required by law or with the prior written consent of the other parties. Each party will provide reasonable advance notice to the other parties prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the other parties with reasonable opportunity to review and comment on such proposed disclosures. Notwithstanding the foregoing, the parties may use the other parties’ current logo or logos in connection with describing their portfolio or this investment on their webpages and in their promotional materials.

8.2Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.
8.3Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Investor without the prior written consent of the Company; provided, however, that after the Closing, the Shares and the rights, duties and obligations of the Investor hereunder may be assigned to an Affiliate of the Investor without the prior written consent of the Company. Any attempt by the Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Notwithstanding the foregoing, the Investor and its Representatives shall remain subject to Section 4.11 of this Agreement until the Standstill Expiration.
8.4Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.
8.5Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
8.6Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Investor or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:
(a)if to the Investor, to the Investor’s address or electronic mail address as shown on the Investor’s signature page to this Agreement, with a copy (which shall not constitute notice) to Gregory Heibel, Orrick, Herrington & Sutcliffe LLP, 1000 Marsh Road, Menlo Park, CA 94025.
(b)if to the Company, to the attention of the General Counsel of the Company at 1300 Seaport Blvd #500, Redwood City, CA 94063, or at such other current address or electronic mail address as the Company shall have furnished to the Investor, with a copy (which shall not constitute notice) to Eric Jensen, Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii)  if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.
8.7Brokers or Finders. The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.7, and the Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 4.7.
8.8Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor; provided, however, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.
8.9Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
8.10Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
8.11Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.
8.12Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by the Investor, and the Investor would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this agreement is breached. Therefore, each of the parties to this Agreement agree to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

COMPANY:

C3.AI, INC.

By:	/s/ Thomas M. Siebel
Name:	Thomas M. Siebel
Title:	Chief Executive Officer

Address:	1300 Seaport Blvd #500
Redwood City, CA 94063
SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTOR:

Microsoft Corporation

By:	/s/ Amy E. Hood
Name:	Amy E. Hood
Title:	Executive Vice President and Chief Financial Officer

Address:	One Microsoft Way
Redmond, Washington 98052-6399

SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT